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NASDAQ: GNTY

2nd Quarter 2021

SAFE HARBOR STATEMENT

ABOUT GUARANTY BANCSHARES, INC.

Guaranty Bancshares, Inc. ("GNTY", "Guaranty" or the "Company") is a bank holding company, headquartered in Mount Pleasant, Texas, that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A., a national banking association ("Guaranty Bank & Trust" or the "Bank") throughout East Texas, Central Texas, the Houston MSA and the Dallas/Fort Worth MSA. For more information, visit www.gnty.com.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NON-GAAP FINANCIAL MEASURES

Guaranty reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty's reported results prepared in accordance with GAAP. Please see "Reconciliation of Non-GAAP Measures" at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for credit losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Guaranty
Bancshares, Inc.

QUARTERLY HIGHLIGHTS

Ty Abston
CEO and Chairman of the Board

Cappy Payne
SR EVP and CFO

Shalene Jacobson
EVP and Chief Risk Officer

Q2 2021 – QUARTERLY HIGHLIGHTS

SOLID BALANCE SHEET

- Total assets were $2.93 billion at Jun. 30, 2021, compared to $2.89 billion at Mar. 31, 2021
- Total gross loans were $1.89 billion at Jun. 30, 2021, compared to $1.91 billion at Mar. 31, 2021
- Gross loans, net of PPP and warehouse lending, increased $22.8 million linked-quarter
- Total deposits were $2.53 billion at Jun. 30, 2021 compared to $2.48 billion at Mar. 31, 2021
- Shareholders' equity was $287.7 million at Jun. 30, 2021 compared to $280.1 million at Mar. 31, 2021
- Cash dividend of $0.20 per common share for both 2Q21 and 1Q21

STRONG NET & CORE EARNINGS, NIM

- Net earnings of $10.4 million, ROAA of 1.42% and ROAE of 14.64%
- Net core earnings* of $9.4 million, core ROAA of 1.35% and core ROAE of 13.19%
- Net earnings of $0.87 basic earnings per share ("EPS"), net core earnings of $0.78 basic EPS
- Net interest margin (FTE), ex-PPP*, was 3.38% in 2Q21, compared to 3.48% in 1Q21 and 3.75% in 2Q20
- Loan yield, ex-PPP*, was 4.82% in 2Q21, compared to 4.79% in 1Q21 and 5.04% in 2Q20
- Cost of interest bearing deposits was 0.37% in 2Q21, compared to 0.42% in 1Q21 and 0.83% in 2Q20

NON-INTEREST INCOME AND EXPENSE

- Non-interest income decreased by $149,000, or 2.4%, linked quarter, driven primarily by a decline in gains on sales of loans of $154,000 during 2Q21.
- Non-interest expense increased $391,000, or 2.3%, linked quarter, due primarily to a $261,000 increase in employee compensation, a $146,000 increase in occupancy expenses and a $143,000 increase in legal and professional fees in 2Q21, which were partially offset by a $117,000, or 25.7%, decrease in advertising and promotion expenses during the quarter
- Efficiency ratio of 60.12%. Excluding the effects of PPP, 64.66%*

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q2 2021 – QUARTERLY HIGHLIGHTS

COVID-19 RESPONSE, REDUCED DEFERRALS & PPP

- All Bank locations are back open at normal operating hours and all employees are back in their locations
- As of June 30, 2021:
  - No loans remain in the P&I deferral program; there are seven loans totaling $41.9 million that remain in a subsequent I/O deferral program and are expected to return to contractual payments in Q321
  - PPP1 loans:
    - Originated $209.6 million to 1,944 borrowers
    - $183.0 million to 1,619 borrowers has been forgiven by the SBA
    - During 2Q21, recognized $428,000 of loan origination fees via amortization and forgiveness
    - Net deferred fees of $355,000 remain to be recognized
  - PPP2 loans:
    - Originated $100.8 million to 1,349 borrowers
    - During 2Q21, recognized $934,000 of loan origination fees and related amortization. Since inception of PPP2, recognized $3.0 million of loan origination fees and amortization.
    - Deferred fees of $2.2 million remain, net of $599,000 in origination costs
    - We have not yet started accepting forgiveness applications for PPP2 loans

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q2 2021 – QUARTERLY HIGHLIGHTS

SOLID LOAN PORTFOLIO & CREDIT QUALITY	• Our borrowers have weathered the COVID storm. The Texas economy is doing very well with businesses re-opened and appear to be very busy • Loan growth is expected to be in mid-single digits for 2021, primarily in CRE and C&I • We are not loosening credit underwriting standards to facilitate higher growth • Loan yield is holding up well with respect to many peers. Average loan yield, ex-PPP*, for the quarter is 4.82% and is 4.81% for the first half of 2021 • 63.8% of the loan portfolio, or $1.16 billion, has interest rate floors and 57.5% of those loans are currently at their floors. The weighted average interest rate of loans currently at their floor is 4.37% • Non-performing assets to total assets were 0.13% in 2Q21 and 1Q21, compared to 0.56% in 2Q20 • Non-performing assets to gross loans were 0.20%, compared to 0.19% in 1Q21 and 0.76% in 2Q20 • Net charge-offs were $222,000, compared to $849,000 in 1Q21, and a net recovery of $71,000 in 2Q20 • Net charge-offs (recoveries) to average loans were 0.05%, compared to 0.18% for 1Q21 and (0.02%) for 2Q20
ACL	• Reverse provision for credit losses of $1.0 million during 2Q21. Reduction in COVID specific Q-factors by 14 bps during the quarter and continued adjustments to standard Q-factors in certain segments • Allowance for credit losses (ACL) coverage is 1.67% of total loans, compared to 1.71% for 1Q21 and 1.74% in 2Q20 • ACL coverage, excluding PPP loans* is 1.79% of total loans, compared to 1.87% for 1Q21 and 1.95% for 2Q20

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Guaranty

Bancshares, Inc.

Q & A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Core Earnings and Net Core Earnings per Common Share

	Quarter Ended				
	2021		2020		
(dollars in thousands, except per share data)	June 30	March 31	December 31	September 30	June 30
Net earnings	$ 10,432	$ 10,962	$ 9,915	$ 10,134	$ 1,075
Adjustments:					
Provision for credit losses	(1,000)	—	—	(300)	12,100
Income tax provision (benefit)	2,312	2,336	2,290	2,350	(190)
PPP loans, including fees	(2,346)	(3,513)	(2,654)	(1,076)	(2,540)
Net interest expense on PPP-related borrowings	—	—	—	3	31
Net core earnings	$ 9,398	$ 9,785	$ 9,551	$ 11,111	$ 10,476
Weighted-average common shares outstanding, basic*	12,056,550	12,038,638	12,063,154	12,113,266	12,128,516
Earnings per common share, basic*	$ 0.87	$ 0.91	$ 0.82	$ 0.84	$ 0.09
Net core earnings per common share, basic*	0.78	0.81	0.79	0.92	0.86

* Adjusted to give effect to the 10% stock dividend issued during the first quarter of 2021.

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

	Quarter Ended				
	2021		2020		
(dollars in thousands)	June 30	March 31	December 31	September 30	June 30
Net core earnings	$ 9,398	$ 9,785	$ 9,551	$ 11,111	$ 10,476
Total average assets	$ 2,938,944	$ 2,775,567	$ 2,659,725	$ 2,639,335	$ 2,657,609
Adjustments:					
PPP loan average balance	(155,417)	(137,251)	(179,240)	(209,506)	(163,184)
Excess fed funds sold due to PPP-related borrowings	—	—	—	(8,152)	(84,066)
Total average assets, adjusted	$ 2,783,527	$ 2,638,316	$ 2,480,485	$ 2,421,677	$ 2,410,359
Net core earnings to average assets, as adjusted (annualized)	1.35	1.50	1.53	1.83	1.75
Total average equity	$ 285,803	$ 277,612	$ 271,397	$ 265,027	$ 258,225
Net core earnings to average equity (annualized)	13.19	14.29	14.00	16.68	16.32

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

(dollars in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended June 30, 2020
Net interest income	$ 23,477	$ 47,968	$ 24,491	$ 23,182
Adjustments:				
PPP-related interest income	(385)	(720)	(335)	(407)
PPP-related net origination fees	(1,362)	(4,540)	(3,178)	(2,133)
PPP-related borrowings	—	—	—	31
Net interest income, net of PPP effects	$ 21,730	$ 42,708	$ 20,978	$ 20,673
Total average interest-earning assets	$ 2,769,054	$ 2,689,617	$ 2,609,299	$ 2,486,636
Total average interest-earning assets, net of PPP effects	2,613,637	2,543,514	2,472,048	2,239,386
Net interest margin[1]	3.40%	3.60%	3.81%	3.75%
Net interest margin, net of PPP effects[2]	3.33	3.39	3.44	3.71
Net interest income	$ 23,477	$ 47,968	$ 24,491	$ 23,182
Interest income tax adjustments	269	520	250	212
Net interest income, fully taxable equivalent ("FTE")	$ 23,746	$ 48,488	$ 24,741	$ 23,394
Net interest income, FTE, net of PPP effects	21,999	43,228	21,228	20,885
Net interest margin, FTE[3]	3.44	3.64	3.85	3.78
Net interest margin, FTE, net of PPP effects[4]	3.38	3.43	3.48	3.75

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.
(2) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.
(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.
(4) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Loan Yield, Net of PPP Effects

	Three Months Ended June 30, 2021					Six Months Ended June 30, 2021				
(dollars in thousands)		Average Outstanding Balance		Interest Earned/ Interest Paid	Average Yield/ Rate		Average Outstanding Balance		Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$	1,912,722	$	22,864	4.79%	$	1,899,864	$	47,059	4.99%
Adjustments:										
PPP loans average balance and net fees		(155,417)		(1,747)	4.51		(146,103)		(5,260)	7.26
Total loans, net of PPP effects	$	1,757,305	$	21,117	4.82%	$	1,753,761	$	41,799	4.81%
Effect of removing PPP loans on loan yield					0.03%					-0.18%

	Three Months Ended June 30, 2021					Three Months Ended June 30, 2020				
(dollars in thousands)		Average Outstanding Balance		Interest Earned/ Interest Paid	Average Yield/ Rate		Average Outstanding Balance		Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$	1,912,722	$	22,864	4.79%	$	1,885,959	$	24,139	5.15%
Adjustments:										
PPP loans average balance and net fees		(155,417)		(1,747)	4.51		(163,184)		(2,540)	6.26
Total loans, net of PPP effects	$	1,757,305	$	21,117	4.82%	$	1,722,775	$	21,599	5.04%
Effect of removing PPP loans on loan yield					0.03%					-0.11%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio, Net of PPP Effects

(dollars in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended June 30, 2020
Total noninterest expense	$ 17,703	$ 35,015	$ 17,312	$ 15,184
Adjustments:				
PPP-related deferred costs	207	599	392	838
Total noninterest expense, net of PPP effects	$ 17,910	$ 35,614	$ 17,704	$ 16,022
Net interest income	23,477	47,968	24,491	23,182
Net interest income, net of PPP effects	21,730	42,708	20,978	20,673
Noninterest income	$ 5,970	$ 12,089	$ 6,119	$ 4,987
Efficiency ratio[(1)]	60.12%	58.30%	56.56%	53.90%
Efficiency ratio, net of PPP effects[(2)]	64.66	64.99	65.34	62.44

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Total Non-Performing Assets to Total Loans, Excluding PPP

	Quarter Ended				
	2021		2020		
(dollars in thousands)	June 30	March 31	December 31	September 30	June 30
Total loans(1)(2)	$ 1,890,164	$ 1,912,367	$ 1,866,819	$ 1,958,634	$ 1,957,440
Adjustments:					
PPP loans balance	(127,390)	(158,236)	(139,808)	(209,609)	(208,793)
Total loans, excluding PPP(1)(2)	$ 1,762,774	$ 1,754,131	$ 1,727,011	$ 1,749,025	$ 1,748,647
Total non-performing assets	$ 3,829	$ 3,699	$ 13,115	$ 14,093	$ 14,920
Non-performing assets as a percentage of:					
Total loans(1)(2)	0.20%	0.19%	0.70%	0.72%	0.76%
Total loans, excluding PPP(1)(2)	0.22	0.21	0.76	0.81	0.85

(1) Excludes outstanding balances of loans held for sale of $5.1 million, $4.7 million, $5.5 million, $9.1 million, and $7.2 million as of June 30 and March 31, 2021 and December 31, September 30, June 30, 2020, respectively.

(2) Excludes deferred loan fees of $(2.3) million, $(2.6) million, $(1.5) million, $(3.6) million, and $(4.1) million as of June 30 and March 31, 2021 and December 31, September 30, June 30, 2020, respectively.

ACL to Total Loans, Excluding PPP

	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended June 30, 2020
Total loans	$ 1,890,164	$ 1,912,367	$ 1,957,440
Adjustments:			
PPP loans	(127,390)	(158,236)	(208,793)
Total loans, excluding PPP	$ 1,762,774	$ 1,754,131	$ 1,748,647
Allowance for credit losses	$ 31,548	$ 32,770	$ 34,119
Allowance for credit losses / period-end loans	1.67%	1.71%	1.74%
Allowance for credit losses / period-end loans. excluding PPP	1.79	1.87	1.95